Exhibit 17

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
PROMPTLY USING THE ENCLOSED
POSTAGE-PAID ENVELOPE.

To vote by Internet

    1)  Read the Combined Proxy Statement/Prospectus and have the proxy card below at hand.
    2)  Go to website www.proxyvote.com
    3)  Follow the instructions provided on the website.

To vote by Telephone

    1)  Read the Combined Proxy Statement/Prospectus and have the proxy card below at hand.
    2)  Call 1-800-690-6903.
    3)  Follow the instructions.

To vote by Mail

1)       Read the Combined Proxy Statement/Prospectus.
2)       Check the appropriate boxes on the proxy card below.
3)       Sign and date the proxy card.
4)       Return the proxy card in the envelope provided.

DO NOT MAIL YOUR CARD IF YOU VOTE
BY INTERNET OR TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M1 5428-S46413KEEP THIS PORTION FOR YOUR RECORDS
 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

ING CLARION REAL ESTATE INCOME FUND

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.				For Against Abstain

1. To approve an Agreement and Plan of Reorganization between ING Clarion Real Estate Income Fund, ING Clarion Global Real Estate Income Fund ('IGR') and IGR Merger Subsidiary, a direct, wholly-owned subsidiary of IGR.				000

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for ING Clarion Real Estate Income Fund Shareholder Meeting to Be Held on July 23, 2009.
The Combined Proxy Statement/Prospectus is available at www.proxyvote.com.

Please detach at perforation before mailing.

M1 5429-S4641 3

PROXY                                                ING CLARION REAL ESTATE INCOME FUND                    PROXY
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned hereby appoints T. Ritson Ferguson, Jonathan A. Blome and William E. Zitelli as proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the common shares of the fund, held of record by the undersigned on June 9, 2009 at the special meeting of shareholders of the Fund to be held on Thursday, July 23, 2009 at 2:00 p.m. Eastern Time or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner herein directed by the undersigned shareholder. If no direction is without limitations made, this proxy will be voted "FOR" the proposals.
By signing and dating the reverse side of this card, you authorize the proxies to vote the proposals as marked, or if not marked, to vote "FOR" the proposals, and to use their discretion to vote for any other matter as may properly come before the special meeting or any adjournment or postponement thereof, including without limitation, to vote in favor of an adjournment as described in the Combined Prospectus/Proxy Statement, dated              , 2009, relating to the special meeting. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.